UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2021

KRAIG BIOCRAFT LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Wyoming	333-146316	83-0458707
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2723 South State St. Suite 150

Ann Arbor, Michigan 48104

(Address of principal executive offices, including Zip Code)

(734) 619-8066

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	-	-

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (?230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

On March 25, 2021, we entered into a securities purchase agreement with YA II PN, LTD., a Cayman Islands exempt company (“Yorkville”), pursuant to which Yorkville purchased secured convertible debentures (the “Securities Purchase Agreement”) in the aggregate principal amount of USD$4,000,000 (the “Convertible Debentures”), which are convertible into shares of Common Stock (as converted, the “Conversion Shares”), of which a secured convertible debenture (the “First Convertible Debenture”) in the principal amount of $500,000 (the “First Convertible Debenture Purchase Price”) shall be issued within 1 business day following the initial closing, a secured convertible debenture (the “Second Convertible Debenture”) in the principal amount of $500,000 (the “Second Convertible Debenture Purchase Price”) shall be issued within 1 business day following the satisfaction of conditions for a second closing and a secured convertible debenture (the “Third Convertible Debenture,” together with the First Convertible Debenture and the Second Convertible Debenture, each a “Convertible Debenture”) in the principal amount of $3,000,000 (the “Third Convertible Debenture Purchase Price”) shall be issued within 1 business day following satisfaction of conditions for a third closing (the first closing, second closing and third closing are each referred to as a “Closing” or collectively as the “Closings) and (collectively, the First Convertible Debenture Purchase Price, the Second Convertible Debenture Purchase Price and the Third Convertible Debenture Purchase Price shall collectively be referred to as the “Purchase Price”) (the “Yorkville Transaction”). Pursuant to the Securities Purchase Agreement, so long as any portion of the Convertible Debentures is outstanding, Yorkville maintains the right of first refusal with the respect to any issuance or sale by the Company of common stock or securities exercisable into shares of common stock to raise additional capital.

Each Convertible Debenture shall mature twelve (12) months after the date of issuance and accrues interest at the rate of 10% per annum. The principal must be paid in cash, but the Company has the right to extend the maturity date by 30 days, during which time interest will continue to accrue, upon written notice of same to the holder. Interest shall be provided in cash, unless certain conditions as specified in the Convertible Debenture are satisfied, in which case the company has the right to pay interest in shares of common stock at the then applicable conversion price on the trading day immediately prior to the pay date. The debenture holder may convert each Convertible Debenture into shares of common stock at any time after issuance at a price equal to 80% of the lowest volume weighted average price of the Company’s Common Stock during the 10 trading days immediately preceding the date they convert the debenture; provided, however if the Company’s Common Stock is uplisted to the Nasdaq, the conversion price shall not be less than 20% of the conversion price used in the first conversion thereunder. The debenture holder may not convert the Convertible Debenture if such conversion would result in such holder holding in excess of in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion or receipt of shares as payment of interest, unless waived by the holder with at least 65 days prior notice to the Company (the “Ownership Cap”). The Company also has the option to redeem, in part or in whole, the outstanding principal and interest under a Convertible Debenture prior to the maturity date. The Company shall pay an amount equal to the principal amount being redeemed plus a redemption premium equal to 15% of the outstanding principal amount plus outstanding and accrued interest. The Convertible Debenture also provides for certain purchase rights if the Company issues certain securities. Standard events of default are included in the Convertible Debenture, pursuant to which the holder may declare it immediately due and payable. During an event of default, the interest rate shall increase to 15% per annum until the event of default is cured; the holder also has the right to convert the Convertible Debenture into shares of common stock during an event of default.

The Convertible Debentures are secured by all assets of the Company and its subsidiaries subject to (i) that certain security agreement by and between Yorkville, the Company and the Company’s subsidiaries (all such security agreements shall be referred to as the “Security Agreement”) pursuant to which the Company and its wholly owned subsidiaries agree to provide Yorkville a security interest in Pledged Property (as this term is defined in the Security Agreement), (ii) the intellectual property security agreement by and between Yorkville, the Company and the Company’s subsidiaries referenced therein dated the date hereof (all such security agreements shall be referred to as the “IP Security Agreement”) pursuant to which the Company and its wholly owned subsidiaries agree to provide Yorkville a security interest in the intellectual property collateral (as this term is defined in the IP Security Agreement), and (iii) the global guaranty by and between Yorkville, the Company and the Company’s subsidiaries dated as of the first Closing (the “Guaranty” and collectively with the Security Agreement and the IP Security Agreement shall be referred to as the “Security Documents”). Pursuant to the Guaranty, the Company’s wholly-owned subsidiary, in favor of Yorkville with respect to all of the Company’s obligations under the Convertible Debentures, Warrants and related transaction documents, agreed to guaranty the payment and performance of all of the Company’s obligations under all such documents.

Contemporaneously with the first closing, the Company will issue Yorkville a warrant (the “Yorkville Warrant”) to purchase 8,000,000 shares of the Company’s Common Stock (the “Warrant Shares”). The Yorkville Warrant has a term of five (5) years and is initially exercisable at $0.25 per share, subject to adjustment and can be exercise via cashless exercise. If the Company issues or sells securities at a price less than the exercise price, the exercise price shall be reduced to such lower price. The Yorkville Warrant also has the same Ownership Cap as set forth in the Convertible Debenture.

In connection with the Securities Purchase Agreement, the Company also entered into a Registration Rights Agreement with Yorkville, pursuant to which the Company agreed to register the following shares: 160,875,161 Conversion Shares, all of the Warrant Shares issuable pursuant to the Warrant, 35,750,036 Conversion Shares issuable under the A&R Convertible Debenture (as hereinafter defined), 3,125,000 shares of Common Stock issuable under the warrant issued by the Company on December 11, 2020 and (ii) with respect to subsequent Registration Statements at least such number of shares of Common Stock as shall equal up to 300% of the maximum number of shares of Common Stock issuable upon conversion of all Convertible Debenture then outstanding (assuming for purposes hereof that (x) such Convertible Debenture are convertible at $0.12432 per share, and (y) any such conversion shall not take into account any limitations on the conversion of the Convertible Debenture set forth therein, in each case subject to any cutback set forth in the registration rights agreement and all of the Warrant Shares issuable upon exercise of the Warrant.

Upon signing the letter of intent for the Yorkville Transaction, the Company paid Yorkville $10,000.

As part of the Yorkville Transaction, the parties agreed to amend and restate the $1,000,000, thirteen-month (13), unsecured, 10% convertible note that was issued on December 11, 2020 to Yorkville (the “A&R Convertible Debenture”). Delivery of the A&R Convertible Debenture is in exchange for the surrender and cancellation of the debenture issued in December (the “December Debenture”); all interest that has accrued on the December Debenture shall be deemed to have accrued on the A&R Convertible Debenture. The A&R Convertible Debenture removes all reference to installment payments and therefore the entire amount of that debenture is due and payable on January 11, 2022 and also provides that it shall be secured by the Security Documents.

When the Company issued the December Debenture, it also issued a five-year warrant to purchase up to 3,125,000 shares of the Company’s common stock (the “December Warrant”). We agreed the register the shares of common stock underlying the December Warrant.

The Purchase Agreement also contains customary representation and warranties of the Company and the Investor, indemnification obligations of the Company, termination provisions, and other obligations and rights of the parties.

The foregoing description of the SPA, Convertible Debentures, Warrant, Security Agreement, IP Security Agreement, Registration Rights Agreement, Guaranty Agreement and A&R Convertible Debenture is qualified by reference to the full text of the forms of SPA, Convertible Debenture and Warrant, which are filed as Exhibits hereto and incorporated herein by reference.

Maxim Group LLC shall receive a cash fee equal to eight percent (8.0%) of the gross proceeds received by the Company at each Closing for its services as placement agent.

This disclosure does not constitute an offer to sell, or the solicitation of an offer to buy nor shall there be any sales of the Company’s securities in any state in which such offer, solicitation or sale would be unlawful. The securities mentioned herein have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements under the Securities Act and applicable state securities laws.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosures set forth in Item 1.01 of this Current Report are incorporated by reference herein.

Item 8.01	Other Events.

The Company issued a press release on March 26, 2021 announcing the Financing. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Form of Convertible Debenture
4.2	Form of Warrant
4.3	Form of A&R Convertible Debenture
10.1	Form of Securities Purchase Agreement
10.2	Form of Guaranty Agreement
10.3	Form of Security Agreement
10.4	Form of IP Security Agreement
10.5	Form of Registration Rights Agreement
99.1	Press release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 26, 2021

KRAIG BIOCRAFT LABORATORIES, INC.

By:	/s/ Kim Thompson
Kim Thompson
Chief Executive Officer, Chief Financial Officer and Director